Exhibit 99.2

Bill.com Announces Pricing of Upsized Offering of $1.0 Billion of 0% Convertible Senior Notes due 2025

PALO ALTO, CALIF., November 24, 2020 – Bill.com Holdings, Inc. (NYSE: BILL) (“Bill.com”) today announced that it has priced $1.0 billion aggregate principal amount of 0% convertible senior notes due 2025 (the “notes”). The size of the offering was increased from the previously announced $750.0 million in aggregate principal amount. The notes are to be offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Bill.com also granted the initial purchasers of the notes an option to purchase, within a 13-day period from, and including the date on which the notes are first issued, up to an additional $150.0 million aggregate principal amount of notes. The sale is expected to close on November 30, 2020, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Bill.com, will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on December 1, 2025, unless earlier converted, redeemed or repurchased in accordance with the terms of the notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding September 1, 2025, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Bill.com’s common stock (the “common stock”), cash or a combination of cash and shares of common stock, at the election of Bill.com.

The notes will have an initial conversion rate of 6.2159 shares of common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $160.88 per share. The initial conversion price represents a premium of approximately 47.5% to the $109.07 per share closing price of the common stock on the New York Stock Exchange on November 24, 2020.

Holders of the notes will have the right to require Bill.com to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid special interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Bill.com will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes or a redemption notice, as the case may be, prior to the maturity date. The notes will be redeemable, in whole or in part, for cash at Bill.com’s option at any time, and from time to time, on or after December 5, 2023, but only if the last reported sale price per share of the common stock has been at least 130% of the conversion price then in effect for a specified period of time.

Bill.com estimates that the net proceeds from the offering will be approximately $981.8 million (or approximately $1.1 billion if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Bill.com. Bill.com intends to use approximately $76.4 million of the net proceeds to pay the cost of the capped call transactions described below.

Bill.com intends to use the remaining net proceeds for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions and strategic transactions. From time to time, Bill.com evaluates potential acquisitions and strategic transactions involving businesses, technologies or products. However, Bill.com has not designated any specific uses and has no current agreements with respect to any acquisitions or strategic transactions.

In connection with the pricing of the notes, Bill.com entered into capped call transactions with one or more financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the notes and/or offset any cash payments Bill.com is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Bill.com expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes/may do so following any repurchase of notes by Bill.com on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the holder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and the value of the consideration that the holder would receive upon conversion of the notes.

If the initial purchasers exercise their option to purchase additional notes, Bill.com may use the resulting additional proceeds of the sale of the additional notes to pay the cost of entering into the additional capped call transactions and for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions and strategic transactions. From time to time, Bill.com evaluates potential acquisitions and strategic transactions involving businesses, technologies or products. However, Bill.com has not designated any specific uses and has no current agreements with respect to any acquisitions or strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of the common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes and any shares of the common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding the timing and closing of Bill.com’s offering of the notes and expected use of net proceeds of the offering. Factors that may contribute to such differences include, but are not limited to, risks related to whether Bill.com will consummate the offering of the notes on the expected terms, or at all, whether the capped call transactions will become effective, prevailing market and other general economic, industry or political conditions in the United States or internationally, the impact of COVID-19, whether Bill.com will be able to satisfy the conditions required to close any sale of the notes and the expected use of the net proceeds from the offering, which could change as a result of market conditions. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Bill.com’s business and financial results, please review the “Risk Factors” described in Bill.com’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and Bill.com’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (the “SEC”), and in Bill.com’s other filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. Bill.com disclaims any obligation to update these forward-looking statements.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com